UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)	February 27, 2012
US HIGHLAND, INC.
(Exact name of registrant as specified in its charter)
Oklahoma	333-139685	73-1556790
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
1241 South Harvard, Tulsa, OK		74112
(Address of principal executive offices)		(Zip Code)
Registrant’s telephone number, including area code		(918) 827-5254
n/a
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07	Submission of Matters to a Vote of Shareholders

On February 27, 2012, at 10:00 am, we held a special meeting of stockholders in Room 150 of the North Hall Building (Conference Center) at Oklahoma State University-Tulsa, 700 North Greenwood Avenue, Tulsa, Oklahoma 74106, wherein our stockholders approved a consolidation of our current issued and outstanding shares of common stock on the basis of 1 new common share for 30 old common shares (the “Consolidation”).  Once in effect, our issued and outstanding shares of common stock shall decrease from 26,077,978 to 896,354 shares of common stock, par value of $0.01.  There will be no change to our authorized capital as a result of the Consolidation and any fractional shares will be rounded up.  (For:  14,295,056 or 54.82%) (Against:  2,167,978 or 8.31%)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

US HIGHLAND, INC.
/s/ John R. Fitzpatrick, III
John R. Fitzpatrick, III
President, Chief Executive Officer, Chief Financial Officer and Director

Date:	March 1, 2012